Exhibit 99.1

Press Release

Kopin Announces $41 Million Private Placement

Theon International, Ondas Holdings and Unusual Machines make strategic investment in Kopin, underscoring Kopin’s long term growth potential

WESTBOROUGH, Mass. – September 25, 2025 - Kopin Corporation (NASDAQ: KOPN), a pioneering leader in application-specific optical systems and high-performance microdisplays, today announced that it has entered into a securities purchase agreement for a private investment in public equity financing (the “PIPE”) that is expected to result in gross proceeds of approximately $41.0 million.

Pursuant to the terms of the securities purchase agreement, at the closing of the PIPE, Kopin will issue an aggregate of 19,545,950 shares of common stock at a price of $2.10 per share to investors.

Proceeds will be used for the advancement of Kopin’s development of color MicroLED, Neuraldisplay™ Artificial Intelligence, commercialization of sovereign solutions for microdisplays and optical solutions for First Person Visualization (FPV) for Drones and for general corporate purposes. The offering is expected to close as soon as satisfaction of customary closing conditions occurs.

Nikos Vasiliadis, Director of Electronics Engineering D&D in THEON, commented: “By deepening our strategic engagement as an anchor investor in KOPIN, we reaffirm our confidence in their breakthrough color MicroLED technology, and the long-term potential driven by acceleration in the defense sector. This investment also reflects our broader strategic focus on expanding our digital product offerings, which we consider a key pillar of our future growth.

Eric Brock, Chairman and CEO of Ondas Holdings, commented: “Ondas develops autonomous aerial and ground robotics platforms for mission-critical defense and security markets, where every ounce of size, weight, and power matters. Kopin’s advanced optical display solutions are proven to deliver the performance, durability, and cost efficiency demanded by next-generation security systems. By investing in Kopin, we are not only supporting a supply chain partner but also unlocking opportunities to co-develop integrated solutions that align tightly with our long-term

Allan Evans, the CEO of Unusual Machines said, “Fat Shark goggles used to exclusively use Kopin panels. FPV was built on this partnership and the more than 100,000 display modules shipped annually across our range of headsets. Unusual Machines is investing in Kopin to drive made in the USA production of next generation products with the intent of rekindling this partnership to onshore and scale FPV headset production”

Erich Manz, Chief Financial Officer of Kopin stated, “We are pleased to announce this investment transaction with key strategic investors. This was a targeted partnership with investors who share our long-term vision and bring strategic value to Kopin. Their commitment underscores confidence in our technology, growth opportunities, and transformation strategy.”

Stifel acted as exclusive financial advisor and lead placement agent and Craig-Hallum acted as co-placement agent to Kopin.

The securities being issued and sold in the PIPE have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Concurrently with the execution of the securities purchase agreement, Kopin and the investors named therein entered into a registration rights agreement pursuant to which Kopin has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created by such sections. Words such as “expects,” “believes,” “can,” “will,” “estimates,” and variations of such words and similar expressions, and the negatives thereof, are intended to identify such forward-looking statements. We caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advise readers that these forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, estimates, and assumptions by us that are difficult to predict. These forward-looking statements may include statements with respect to our belief that the transaction will be consummated for approximately $41.0 million. Various factors, some of which are beyond our control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany the forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release, except as may otherwise be required by the federal securities laws. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in Part I, Item 1A. Risk Factors; Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and other parts of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 28, 2024, or as updated from time to time our Securities and Exchange Commission filings.

About Kopin

Kopin Corporation is a leading developer and provider of innovative display, and application-specific optical solutions sold as critical components and subassemblies for defense, enterprise, professional and consumer products. Kopin’s portfolio includes microdisplays, display modules, eyepiece assemblies, image projection modules, and vehicle mounted and head-mounted display systems that incorporate ultra-small high-resolution Active Matrix Liquid Crystal displays (AMLCD), Ferroelectric Liquid Crystal on Silicon (FLCoS) displays, MicroLED displays (µLED) and Organic Light Emitting Diode (OLED) displays, a variety of optics, and low-power ASICs. For more information, please visit Kopin’s website at www.kopin.com. Kopin is a trademark of Kopin Corporation.

Follow us on LinkedIn, X and Facebook.

Contact Information

For Investor Relations

MZ Contact

Brian M. Prenoveau, CFA

MZ Group – MZ North America

KOPN@mzgroup.us

561-489-5315

Lightspeed PR Contact

Grace Halvorsen

Lightspeed PR/M

Kopin@lightspeedpr.com

###